Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2004 relating to the financial statements, which appears in Horizon Offshore, Inc’s Annual Report on Form 10-K/A amendment No. 2 for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PRICEWATERHOUSECOOPERS LLP
Houston, Texas
December 27, 2005